October 27, 2003
Businesswire
1185 Avenue of the Americas, 3rd Floor
New York, NY  10036


FROM: William A. Smith, Jr.   ACCOUNT:   Graham Corporation
      Smith Law Office, P.C.             20 Florence Avenue
      7 State Street                     Batavia, NY  14020
      Pittsford, NY  14534               ATT:  Carole M. Anderson


Please distribute the following press release on your National wire.

Please send us by fax (585-343-1177) copies of Dow Jones, Reuters, and any other wire service reports of this release when you receive them.

QUOTE

FOR GRAHAM CORPORATION

Company Contact:  J. Ronald Hansen.
Batavia, New York  14020 - Phone (585) 343-2216

PRESS RELEASE
FOR IMMEDIATE RELEASE:
October 27, 2003



                   GRAHAM CORPORATION ANNOUNCES RESULTS
               FOR SECOND QUARTER OF FISCAL YEAR 2003 - 2004


     Batavia, N.Y. (October 27, 2003) -- Graham Corporation (GHM:ASE) announced today results for the second quarter of its current fiscal year. Sales for the quarter ended September 30, 2003 were $12,457,000 producing net income of $156,000 or $.09 per diluted share. This compares to sales for the quarter ended September 30, 2002 of $11,437,000, which produced a net loss of $353,000 or $.21 per diluted share.

     Sales  for the first six months of the fiscal year (April -  September
2003) were $20,892,000, compared to sales of $21,605,000 for the first six months of the previous fiscal year; net loss was $502,000 versus $809,000 net loss for the first six months of the previous fiscal year; and the diluted loss per share was $.31 versus $.49 loss per diluted share for the same period the previous year.


     Orders for the second quarter ended September 30, 2003 were $7,854,000 compared to $11,294,000 for the quarter ended September 30, 2002. Orders for the quarter ended June 30, 2003 were $11,233,000. Orders for the current quarter were down due to temporary postponements in placing orders.

    Consolidated backlog on September 30, 2003 was $23,545,000.  Backlog at
June  30,  2003  stood  at  $28,002,000  and  on  September  30,  2002   at
$31,793,000.

    Al Cadena, Graham's President and Chief Executive Officer said, "In the second quarter the Company has begun to see signs of recovery in its principal markets, especially overseas. New orders for the quarter were less than expected due to customer rescheduling of certain large projects; the Company expects to enter orders for these projects in the current quarter. While the situation remains highly competitive, we believe that the downturn in demand for the Company's standard products has reached bottom and is now beginning to recover. The Company remains in a strong financial position, with an excellent balance sheet."

     Graham designs and builds vacuum and heat transfer equipment for process industries throughout the world. It is a worldwide leader in vacuum technology. The principal markets for Graham's equipment are the chemical, petrochemical, petroleum refining and electric power generating industries, including cogeneration and geothermal plants. Other markets served include metal refining, pulp and paper, shipbuilding, water heating, refrigeration, desalination, food processing, drugs, heating, ventilating and air conditioning. Graham's ejectors, liquid ring and dry vacuum pumps, condensers, heat exchangers and other products, sold either as components or as complete systems, are used by its customers to produce synthetic fibers, chemicals, petroleum products (including gasoline), electric power, processed food (including canned, frozen and dairy products), pharmaceutical products, paper, steel, fertilizers and numerous other products used every day by people throughout the world.

     This  press  release  contains forward-looking statements  within  the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to certain risks, uncertainties and assumptions. These risks and uncertainties, which are more fully described in Graham's Annual and Quarterly Reports filed with the Securities and Exchange Commission, include changes in market conditions in the industries in which the Company operates. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect,
actual   results  may  vary  in  material  aspects  from  those   currently
anticipated.

                                GRAHAM CORPORATION

                SUMMARY OF CONSOLIDATED SALES AND EARNINGS (UNAUDITED)

                           Three Months Ended          Six Months Ended
                         Sept. 30,     Sept. 30,    Sept. 30,     Sept. 30,
                           2003          2002         2003          2002
                         ---------     ---------    ---------     ---------
Net Sales               $12,457,000   $11,437,000  $20,892,000   $21,605,000
Costs and Expenses       12,233,000    11,959,000   22,117,000    22,818,000
Other Income                                          (522,000)
                        -----------   -----------  -----------   -----------
Income (Loss) Before
 Income Taxes               224,000      (522,000)    (703,000)   (1,213,000)
Provision (Benefit) for
 Income Taxes                68,000      (169,000)    (201,000)     (404,000)
                        -----------   -----------  -----------   -----------
Net Income (Loss)       $   156,000   $  (353,000) $  (502,000)  $  (809,000)
                        ===========   ===========  ===========   ===========

Per Share Data
  Net Income (Loss)-Basic     $0.09        ($0.21)      ($0.31)       ($0.49)
                              =====        ======       ======        ======
                    Diluted   $0.09        ($0.21)      ($0.31)       ($0.49)
                              =====        ======       ======        ======



























<



PAGE>4
                          CONDENSED CONSOLIDATED BALANCE SHEET

                                                   (UNAUDITED)
                                                    Sept. 30,     March 31,
                                                      2003          2003
                                                    ---------     ---------
ASSETS
  Cash and cash equivalents                        $   280,000  $   217,000
  Investments                                        5,428,000    6,446,000
  Accounts Receivable                                6,341,000    7,295,000
  Inventories                                        9,330,000   10,341,000
  Prepaid Expenses and Other Current Assets          2,951,000    2,472,000
                                                   -----------  -----------
    Total Current Assets                            24,330,000   26,771,000

  Property, Plant & Equipment - Net                  9,481,000    9,808,000
  Other Assets
                                                     1,570,000    1,701,000
                                                   -----------  -----------
    Total                                          $35,381,000  $38,280,000
                                                   ===========  ===========

LIABILITIES & SHAREHOLDERS' EQUITY
  Short-Term Debt & Current Portion
   of Long-Term Debt                               $ 1,626,000  $ 1,604,000
  Accounts Payable                                   2,782,000    4,629,000
  Other Current Liabilities                          8,021,000    7,759,000
                                                   -----------  -----------
    Total Current Liabilities                       12,429,000   13,992,000
  Long-Term Debt                                       116,000      127,000
  Deferred Liabilities                               4,466,000    5,368,000
  Shareholders' Equity                              18,370,000   18,793,000
                                                   -----------  -----------
    Total                                          $35,381,000  $38,280,000
                                                   ===========  ===========


END QUOTE